UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2024

HEARTBEAM, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-41060	47-4881450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2118 Walsh Avenue, Suite 210
Santa Clara, CA 95050
(Address of principal executive offices, including zip code)

(408) 899-4443
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BEAT	NASDAQ
Warrant	BEATW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer

On October 17, 2024, the Board of Directors (the “Board”) of HeartBeam, Inc. (the “Company”) appointed Robert Eno as Chief Executive Officer of the Company (the “CEO Appointment”) effective as of October 21, 2024. In connection with the CEO Appointment, the Company entered into an employment agreement with Mr. Eno dated October 15, 2024, (the “CEO Employment Agreement”).

Pursuant to the CEO Employment Agreement, the Company will compensate Mr. Eno an annual fee of $400,000, which is to be paid in semi-monthly installments in accordance with the Company’s normal payroll procedures. Mr. Eno’s salary will be subject to adjustment pursuant to the Company's employee compensation policies in effect from time to time and he will also be eligible to receive certain employee benefits. Additionally, Mr. Eno may receive an incentive bonus of 60% of his annual base salary determined by an agreed to set of corporate goals and objectives. In 2025, the Compensation Committee of the Board will do a full review of equity ownership, with the intent to establish long-term incentives for the role that align to peer group benchmarks and are in line with increasing shareholder value.

This CEO Employment Agreement amends the previous employment agreement executed by Mr. Eno and the Company on January 18, 2023. Except as expressly modified and set forth in the CEO Employment Agreement, all the other terms and conditions of the previous employment agreement shall remain in full force and effect.

Mr. Eno, age 57, has over 30 years of experience creating go-to-market strategies for multiple breakthrough products including noninvasive FFRCT for diagnosing coronary artery disease, laser cataract surgery, scanning retinal laser photocoagulation, and intravascular brachytherapy. He joined HeartBeam as President in January 2023 and will lead as the Company continues to work towards securing the foundational FDA 510(k) clearance for its vector-based technology and prepares for commercialization and growth.

Before joining HeartBeam, Mr. Eno was Chief Executive Officer of Preview Medical, a diagnostic equipment company creating a new category of real-time, in vivo tissue classification for solid tumor cancers, using machine learning and proprietary optical signals. Previously, he was Senior Vice President of Marketing for HeartFlow, leading all aspects of the marketing and product functions for a new category of personalized, noninvasive testing for heart disease, including its initial product, HeartFlow FFRCT. He has also held senior marketing and sales leadership roles at OptiMedica, NeoGuide Systems and Avantec Vascular. Mr. Eno holds an MBA from the Stanford Graduate School of Business and a BA, with Honors and Distinction, from Stanford University, where he was Phi Beta Kappa.

Appointment of New President

On October 17, 2024, the Board appointed Branislav Vajdic, PhD, Founder and current Chief Executive Officer as President of the Company (the “President Appointment”) effective as of October 21, 2024. In connection with the President Appointment, the Company entered into an employment agreement with Dr. Vajdic dated October 17, 2024, (the “President Employment Agreement”).

Pursuant to the President Employment Agreement, there will be no changes to Dr. Vajdic’s current compensation structure. This President Employment Agreement amends the previous employment agreement executed by Dr. Vajdic and the Company on September 19, 2021. Except as expressly modified and set forth in the President Employment Agreement, all the other terms and conditions of the previous employment agreement, shall remain in full force and effect.

As part of the long-planned transition, Dr. Branislav Vajdic will move into the role of President. In this role, he will focus on further innovating the Company’s groundbreaking vector-based technology, driving research and development efforts, and advancing artificial intelligence (AI) applications.

Dr. Vajdic, 70, combines over 30 years of experience in technology development and senior management positions. Dr. Vajdic has been deeply involved with the development of HeartBeam’s technology to fit his vision for the Company. Prior to HeartBeam from 2007 to 2010, Dr. Vajdic was CEO and Founder of NewCardio, a publicly traded company in the cardiovascular devices space, from 1984 to 2007, Dr. Vajdic was at Intel, where he held various senior management positions. At Intel, Dr. Vajdic was the designer of first Flash memory and two key inventions that enabled Flash as a product and led engineering groups responsible for Pentium 1 through Pentium 4 designs. Dr. Vajdic was awarded two Intel Achievement Awards, the highest level of award for outstanding contributions to Intel. Dr. Vajdic is author of numerous patents and publications in the fields of cardiovascular devices as well as chip design. Dr. Vajdic holds a PhD degree in Electrical Engineering from the University of Minnesota.

Family Relationships

Neither Mr. Eno nor Dr. Vajdic have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Eno or Dr. Vajdic reportable under Item 404(a) of Regulation S-K.

The foregoing contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the CEO Employment Agreements and President Employment Agreement, and such description is qualified in its entirety by reference to the full text of the CEO Employment Agreements and President Employment Agreement, which are filed hereto as Exhibits 10.2 and 10.3 respectively and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 17, 2024, the Company issued a press release announcing the appointments. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under this Item 7.01 is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration document or other document filed by the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
10.2	HeartBeam Rob Eno Employment Agreement
10.2	HeartBeam Branislav Vajdic Employment Agreement
99.1	Press Release dated October 17, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HeartBeam, Inc.

Date: October 22, 2024	By:	/s/ Timothy Cruickshank
	Name:	Timothy Cruikshank
	Title:	Chief Financial Officer